EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Condensed Combined Financial Statements for OpenTV Corp. give effect to the acquisition of ACTV, Inc. by OpenTV Corp. using the purchase method of accounting.

The unaudited pro forma condensed combined balance sheet of OpenTV gives effect to the acquisition as if it occurred on June 30, 2003 and combines the unaudited historical consolidated balance sheet of OpenTV and the unaudited historical consolidated balance sheet of the ACTV as of June 30, 2003.

The unaudited pro forma condensed combined statement of operations of OpenTV for the year ended December 31, 2002 gives effect to the acquisition as if it occurred on January 1, 2002. The unaudited pro forma condensed combined statement of operations of OpenTV for the year ended December 31, 2002 combines the audited historical condensed consolidated statement of operations of OpenTV and ACTV for the year ended December 31, 2002.

The unaudited pro forma condensed combined statement of operations of OpenTV for the six months ended June 30, 2003 gives effect to the acquisition as if it occurred on January 1, 2003. The unaudited pro forma condensed combined statement of operations of OpenTV for the six months ended June 30, 2003 combines the unaudited historical condensed consolidated statement of operations of OpenTV and ACTV for the six months ended June 30, 2003.

The pro forma statements do not reflect any increases or decreases in revenues or costs or any synergies that might result from the ACTV acquisition. The pro forma statements reflect the adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

The pro forma adjustments contained in the pro forma statements are based upon the best information available to management as of the date of this Current Report on Form 8-K/A, including preliminary assessments of the fair value of certain intangible assets by independent valuation consultants. OpenTV does not expect that the final allocation of the purchase price, the amount of goodwill and the amounts and lives of the other intangible assets will be significantly different from the amounts and estimated useful lives used in the pro forma statements.

The pro forma statements have been derived from the historical consolidated financial statements of OpenTV and ACTV and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto.

The pro forma statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the acquisition of ACTV by OpenTV had occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position of OpenTV subsequent to its acquisition of ACTV.

OPENTV CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

June 30, 2003

(In thousands)

	OpenTV Historical	ACTV Historical	Pro Forma Adjustments		OpenTV Pro Forma Combined
Cash and cash equivalents	$32,217	$17,618	$—		$49,835
Short-term marketable debt securities	15,347	20,532	—		35,879
Accounts receivable, net	13,807	925	—		14,732
Prepaid expenses and other current assets	4,396	1,950	(570	)(1)	5,776

Total current assets	65,767	41,025	(570)		106,222
Long-term marketable debt securities	18,454	—	—		18,454
Property and equipment, net	12,419	1,844	(302	)(1)	13,961
Goodwill, net	45,023	936	19,969	(1)	65,928
Intangible assets, net	20,873	12,873	242	(1)	33,988
Other assets	5,128	10,331	(8,824	)(1)	6,635

Total assets	$167,664	$67,009	$10,515		$245,188

Accounts payable and accrued liabilities	$40,903	$15,406	$3,776	(1)	60,085
Related parties payable	535	—	—		535
Current portion of deferred revenue	7,331	3,778	(3,620	)(1)	7,489

Total current liabilities	48,769	19,184	156		68,109
Deferred revenue, less current portion	5,403	61,537	(61,537	)(1)	5,403
Minority interest	1,146	—	—		1,146
Shareholders' equity	112,346	(13,712)	71,896	(1)	170,530

Total liabilities, minority interest and shareholders' equity	$167,664	$67,009	$10,515		$245,188

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

OPENTV CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2003

(In thousands, except share and per share amounts)

	OpenTV Historical	ACTV Historical	Pro Forma Adjustments		OpenTV Pro Forma Combined
Revenues	$31,084	$4,183	$—		$35,267
Operating expenses, before restructuring costs and impairment charges	52,825	25,510	249	(2)	78,584
Restructuring costs	6,927	1,757	—		8,684

Total operating expenses	59,752	27,267	249		87,268

Operating loss	(28,668)	(23,084)	(249)		(52,001)
Other income (expense), net	(92)	(2,693)	—		(2,785)
Minority interest	100	367	(70	) (3)	397

Loss before income taxes	(28,660)	(25,410)	(319)		(54,389)
Income tax benefit (expense)	(641)	450	—		(191)

Net loss	$(29,301)	$(24,960)	$(319)		$(54,580)

Shares used in computing net loss per share, basic and diluted	72,316,915	55,882,617	(14,234,218)		113,965,314

Net loss per share:
Basic and diluted	$(0.41)	$(0.45)			$(0.48)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

OPENTV CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2002

(In thousands, except share and per share amounts)

	OpenTV Historical	ACTV Historical	Pro Forma Adjustments		OpenTV Pro Forma Combined
Revenues	$59,686	$11,287	$—		$70,973
Operating expenses, before restructuring costs and impairment charges	149,605	31,750	497	(2)	181,852
Restructuring costs	29,414	—	—		29,414
Impairment of goodwill and intangible assets	539,297	12,000	—		551,297

Total operating expenses	718,316	43,750	497		762,563

Operating loss	(658,630)	(32,463)	(497)		(691,590)
Other income (expense), net	5,139	(13,973)	—		(8,834)
Investment losses, including share of losses of equity investee	(18,198)	—	—		(18,198)
Minority interest	518	2,849	(720	)(3)	2,647

Loss before income taxes and cumulative effect of accounting change	(671,171)	(43,587)	(1,217)		(715,975)
Income tax expense	(1,541)	—	—		(1,541)

Loss before cumulative effect of accounting change	(672,712)	(43,587)	(1,217)		(717,516)
Cumulative effect of accounting change, net of tax	(129,852)	—	—		(129,852)

Net loss	$(802,564)	$(43,587)	$(1,217)		$(847,368)

Shares used in computing net loss per share, basic and diluted	71,839,101	55,918,744	(14,270,345)		113,487,500

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(9.36)	$(0.78)			$(6.32)
Cumulative effect of accounting change, net of tax	(1.81)	—			(1.15)

	$(11.17)	$(0.78)			$(7.47)

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1—Pro Forma Adjustments

The Pro Forma Statements give effect to the following pro forma adjustments:

(1)	On July 1, 2003, pursuant to an Agreement and Plan of Merger dated as of September 26, 2002, as amended, OpenTV Corp. (“OpenTV”) acquired ACTV, Inc. (“ACTV”). In the merger, each outstanding share of common stock, par value $0.10 per share, of ACTV was converted into the right to receive 0.73333 of an OpenTV Class A ordinary share. Accordingly, OpenTV became obligated to issue approximately 41,648,399 Class A ordinary shares with a value of $54.6 million to former ACTV common stockholders in connection with the transaction. These shares were valued at $1.31, which is equal to the average last sale prices for OpenTV Class A ordinary shares as reported on the Nasdaq National Market for the trading-day period two days before and after September 26, 2002, the date the merger was agreed upon and announced. OpenTV also reserved 6,750,103 Class A ordinary shares valued at $3.9 million for issuance upon the exercise of options to purchase ACTV common stock that were assumed by OpenTV in the merger. The value of such options was determined by estimating the fair value as of the acquisition date using the Black-Scholes option pricing model. The total consideration paid, including acquisition-related expenses of $3.3 million, was approximately $61.8 million.

Tangible assets acquired from ACTV included cash and cash equivalents, short-term marketable debt-securities, accounts receivable, property and equipment, and other assets. Liabilities assumed from ACTV included accounts payable, accrued liabilities, and deferred revenue. The purchase price was allocated to identifiable tangible and intangible assets and liabilities with the excess of the purchase price over such identifiable assets and liabilities allocated to goodwill as follows (in thousands):

Purchase Price Allocation:
Historical net book value of ACTV on June 30, 2003	$(13,712)
Estimated fair value adjustments relating to:
Prepaid expenses and other current assets	(570)
Property and equipment	(302)
Goodwill	19,969
Intangible assets	242
Other assets	(5,496)
Contractual commitments	(3,776)
Deferred revenues	65,157
Deferred compensation	284

Total	$61,796

The intangible assets consist of patents and developed technology with an estimated useful life of 13 years.

(2)	To adjust historical depreciation and amortization of property and equipment and the identified intangible assets to include the fair value adjustments resulting from the acquisition.

(3)	To adjust minority interest for OpenTV’s ownership in Digital ADCO, a subsidiary of ACTV, to reflect OpenTV’s interest in the pro forma statements.

Included in ACTV’s revenues for the six-month period ended June 30, 2003 and the year ended December 31, 2002 are approximately $1.8 million and $3.6 million, respectively, of revenue resulting from the amortization of deferred revenues associated with a marketing arrangement with Liberty Livewire LLC, a related party. The deferred revenues were adjusted to a fair value of zero in the allocation of the purchase price and, accordingly, such revenue recognition will not recur in future periods.